November 29, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: On-Line Production Services, Inc.
    File No. 000-27111

Dear Sir or Madam:

We have read Item 4 of Form 8-K of On-Line Production Services, Inc. dated November 27, 2001, and agree with the statements concerning our firm contained therein.

Very truly yours,

Rains & Associates, LLC


cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street NW
Washington, DC 20549




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